UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2022
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Co-Chief Executive Officer, Richard R. Whitt, III
On May 3, 2022, Richard R. Whitt, III, a Co-Chief Executive Officer (Co-CEO) of Markel Corporation (the Company), informed the Company of his plan to retire by March 31, 2023. Mr. Whitt, 58, has been a Co-CEO of the Company since January 2016, and served as the Company’s President and Co-Chief Operating Officer from May 2010 to December 2015 and Senior Vice President and Chief Financial Officer from May 2005 to May 2010. Mr. Whitt joined the Company in 1991 and has held numerous senior leadership roles during his time with the Company.
Upon Mr. Whitt’s retirement:
•Thomas S. Gayner, the Company’s other Co-CEO, will become the Company’s sole Chief Executive Officer. He will be responsible for holding company strategy and oversight of the Company’s three financial engines: Insurance; Investments; and Markel Ventures. He also will continue in his role as chief investment officer of the Company.
•Jeremy A. Noble, the Company’s Senior Vice President and Chief Financial Officer, will assume leadership of the Company’s global insurance platform operations, reporting to Mr. Gayner. Mr. Noble will retain the duties of principal financial officer of the Company until these duties are transitioned to his successor.
•Mr. Whitt will enter into a consulting arrangement with the Company to facilitate the transition of his insurance-related responsibilities to Mr. Noble.
Changes in Executive Officer Appointments
On and effective May 3, 2022, the Board of Directors of the Company:
•Appointed Michael R. Heaton, formerly the Company’s President, Markel Ventures, to the newly created role of Executive Vice President of the Company. In this new position, Mr. Heaton will remain an executive officer of the Company and assume managerial responsibility over holding company functions.
•Appointed Andrew G. Crowley as the Company’s new President, Markel Ventures, and designated Mr. Crowley as an additional executive officer of the Company.
Mr. Crowley, 39, joined the Company in 2012 and has held several senior leadership positions with Markel Ventures, Inc., a subsidiary of the Company. Mr. Crowley previously served as Executive Vice President of Markel Ventures, Inc. since May 2020 and Managing Director of Markel Ventures, Inc. from January 2017 to May 2020.
There are no family relationships between Mr. Crowley and any director, executive officer, or person nominated by the Company to become a director or executive officer. However, Mr. Crowley is the son of F. Michael Crowley, a former Vice Chairman of the Company, who is party to an ongoing consulting arrangement with the Company. The consulting arrangement runs from January 1, 2019 through December 31, 2024, and automatically renews for additional 1-year periods unless terminated by either party. In 2021, total compensation to Mr. F. Michael Crowley was $200,000.
Additional information regarding Mr. Gayner, Mr. Heaton and Mr. Noble can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under “Information About Our Executive Officers” and, with respect to Mr. Gayner, in the Company’s Proxy Statement for its 2022 Annual Meeting of Shareholders, including under “Election of Directors.”
A copy of the May 4, 2022 press release announcing Mr. Whitt’s retirement and other changes in executive officer appointments and responsibilities is furnished as Exhibit 99.1.
The terms of Mr. Andrew Crowley’s compensation in connection with his appointment as the Company’s President, Markel Ventures will be disclosed in an amendment to this Form 8-K once such terms have been determined and agreed.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued May 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

May 4, 2022	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary
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